SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement (this “Assignment”), dated as of July 10, 2013, is made and entered into by and among Global Eagle Acquisition LLC, a Delaware limited liability company, Dennis A. Miller (together, the “Sellers”), and the parties identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

WHEREAS, on the terms and subject to the conditions set forth in this Assignment, the Sellers wish to assign an aggregate of 70,000 shares (the “Shares”) of common stock (“Common Stock”) of Silver Eagle Acquisition Corp. (the “Company”) to the Buyers and the Buyers wish to purchase the Shares from the Sellers, as further set forth opposite such Buyer’s name and below such Seller’s name on Exhibit A attached hereto.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Assignment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1 Assignment of Shares. Sellers hereby assign 35,000 Shares to each Buyer as further set forth opposite such Buyer’s name and below such Seller’s name on Exhibit A attached hereto, of which 4,550 Shares shall be subject to forfeiture by each such Buyer to the extent the underwriters’ over-allotment option (as described in the Company’s registration statement on Form S-1, as amended (File Number 333-189498) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to an underwritten public offering by the Company (the “Offering”)) is not exercised in full. In addition, a portion of the Shares held by each Buyer, in an amount equal to 25% of the Shares held by each Buyer following any forfeiture, if any, as a result of the over-allotment option not being exercised in full (the “Buyer Earnout Shares”), shall be subject to forfeiture by each Buyer as follows: (i) 50% of each Buyer’s Buyer Earnout Shares shall be forfeited in the event that the last sales price of the Company’s stock does not equal or exceed $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period and (ii) 50% of each Buyer’s Buyer Earnout Shares shall be forfeited in the event that the last sales price of the Company’s stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period (as described in the Registration Statement). The Buyers have paid to the Seller an aggregate amount of One Hundred Seventy Five Dollars ($175) (the “Purchase Price”), in consideration of the assignment of the Shares as further set forth opposite such Buyer’s name on Exhibit A attached hereto.

Section 2 No Conflicts. Each party represents and warrants that neither the execution and delivery of this Assignment by such, nor the consummation or performance by such party of any of transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3 Investment Representations. Each Buyer represents and warrants, with respect to himself only, as follows: Such Buyer hereby acknowledges that an investment in the Shares involves certain significant risks. Such Buyer has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such Buyer acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on such Buyer (as described in the Registration Statement). Such Buyer further understands that any certificates evidencing the Shares bear a legend referring to the foregoing transfer restrictions. Such Buyer also acknowledges and hereby agrees that such Buyer shall return to the Company for cancellation, at no cost, (i) 4,550 Shares held by each such Buyer to the extent the underwriters’ over-allotment (as described in the Registration Statement) is not exercised in full and (ii) its Buyer Earnout Shares as follows: (A) 50% of each Buyer’s Buyer Earnout Shares shall be forfeited in the event that the last sales price of the Company’s stock does not equal or exceed $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period and (B) 50% of each Buyer’s Buyer Earnout Shares shall be forfeited in the event that the last sales price of the Company’s stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period (as described in the Registration Statement).

The Shares are being acquired solely for such Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and such Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Such Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist such Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company. Such Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Such Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Act. In the event such Buyer does not join the Board of Directors of the Company upon the consummation of the Offering (whether and either at the election of the Company or such Buyer for any reason), then the Buyer shall promptly return the Shares to the Company.

Section 4 Miscellaneous. This Assignment, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Assignment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Assignment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth above.

GLOBAL EAGLE ACQUISITION LLC

By:	/s/ James A. Graf
Name: James A. Graf
Title: Vice President

/s/ Dennis A. Miller
Dennis A. Miller

BUYERS:

/s/ James M. McNamara
James M. McNamara

/s/ Ernest Del
Ernest Del

[Signature Page to Securities Assignment Agreement]

EXHIBIT A

BUYER	SHARES ASSIGNED BY GLOBAL EAGLE ACQUISITION, LLC	SHARES ASSIGNED BY DENNIS A. MILLER	Purchase Price
James M. McNamara	33,250	1,750	$87.50
Ernest Del	33,250	1,750	$87.50